Exhibit 4.9.2

                         AMERICAN HEALTHCHOICE, INC.
                       INCENTIVE STOCK OPTION AGREEMENT

                               pursuant to the

              AMERICAN HEALTHCHOICE, INC. 2005 STOCK OPTION PLAN

      THIS INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made and entered into by and between AMERICAN HEALTHCHOICE, INC., a New York corporation (the "Company"), and __________ (the "Optionee"), effective as of ____________, 20__ (the "Date of Grant").

      1. Grant of Option. The Company hereby grants to the Optionee and the Optionee hereby accepts, subject to the terms and conditions hereof, an Incentive Stock Option (the "Option") to purchase up to ____________ shares of Company's Common Stock, par value $0.001 per share (the "Common Stock"), at the Exercise Price per share set forth in Section 4 below.

      2. Governing Plan. This Option is granted pursuant to the Company's 2005 Stock Option Plan (the "Plan"), a copy of which is attached hereto as Attachment One and incorporated herein for all purposes. Capitalized terms used but not otherwise defined herein have the meanings as set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which terms and conditions of the Plan control in case of any conflict with this Agreement, except as otherwise specifically provided for in the Plan.

      3. Expiration of the Option. The Option (to the extent not earlier exercised or terminated in accordance with the Plan) will expire at the end of business on___________, 20__, which date is not in excess of ten (10) years from the Date of Grant of the Option. The Option may terminate sooner under certain circumstances, including termination of the Optionee's employment with the Company and/or any Affiliated Entity, as set forth in Sections 5.13 and 5.14 of the Plan or upon certain Changes in Control, as provided in the Plan. The Option may not be exercised after its expiration or termination.

      4.   Exercise Price.  The "Exercise Price" of the Option is____________
 ($____) per  share  of Common  Stock.   The  Exercise  Price is  subject  to
 adjustment or amendment as set forth in the Plan.

      5.   Vesting.

           (a) On each Measurement Date set forth in Column 1 below, the Option shall vest and become exercisable for the corresponding number of shares of Common Stock set forth in Column 2 below if the Optionee's employment with the Company and/or any Affiliated Entity has not terminated. The "Vested Portion" of the Option as of any particular date shall be the cumulative total of all shares for which the Option has become exercisable as of that date.

                 ----------------    ----------------------------
                     Column 1                  Column 2
                 ----------------    ----------------------------
                 Measurement Date    Vested Portion of the Option
                 ----------------    ----------------------------

                 ----------------    ----------------------------

                 ----------------    ----------------------------

                 ----------------    ----------------------------

           (b) Notwithstanding anything to the contrary contained herein or in the Plan, in the event the Optionee's employment with a Participating Company is terminated by Company within one (1) year following a Change in Control for reasons other than for Cause, or if the Optionee terminates his employment with a Participating Company for Good Reason following a Change in Control, then, the vesting shall be determined pursuant to the Plan.

      6. Exercise of the Option. The Vested Portion (as herein defined) of the Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the expiration or termination of the Option, except that no Option shall be exercisable except in respect to whole shares, and not less than one hundred (100) shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the Option. Exercise shall be accomplished by providing the Company with written notice in the form of Exhibit A hereto, which notice shall be irrevocable when delivered and effective upon payment in full of the Option Price in accordance with Section 6.3 of the Plan and any amounts required in accordance with Section 6.4 of the Plan for withholding taxes, and the satisfaction of all other conditions to exercise imposed under the Plan.

      7. Nontransferability of Option. The Option shall not be transferable or assignable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

      8. Administration. The Plan and this Agreement shall be administered and may be definitively interpreted by the Board, and the Optionee agrees that the decisions of the Board concerning administration and interpretation of the Plan and this Agreement shall be final, binding and conclusive on all persons.

      9. Notices. All notices or other communications which are required or permitted hereunder or in the Plan shall be in writing and sufficient if
 (i) personally delivered, (ii) sent by nationally recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Optionee, at the address set forth on the signature page below; or (b) if to the Company, at the address set forth in the signature page hereto, or in either case, to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

      10.  Counterparts.   This Agreement  may be  executed  in one  or  more
 counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, this Agreement has been executed on behalf of the Company by its duly authorized officer, and by the Optionee in acceptance of the above-mentioned Option, subject to the terms and conditions of the Plan and of this Agreement, all as of the day and year first above written.

                               COMPANY:

                               AMERICAN HEALTHCHOICE, INC., a New York
                               corporation

                               By:     ______________________________________
                               Name:   ______________________________________
                               Title:  ______________________________________

                               Address:  2221 Justin Road, Suite 119-154
                                         Flower Mound, TX  75028



                               OPTIONEE:


                               ----------------------------------------------
                               Printed Name:
                               Address:______________________________________
                                       ______________________________________
                                       ______________________________________

                               Telephone No.: _______________________________



                                  EXHIBIT A

                              NOTICE OF EXERCISE
                                    under
                       INCENTIVE STOCK OPTION AGREEMENT
                            issued pursuant to the
              AMERICAN HEALTHCHOICE, INC. 2005 STOCK OPTION PLAN

      To:  AMERICAN HEALTHCHOICE, Inc. (the "Company")

      From:     _______________________

      Date:     _______________________

      Pursuant to the AMERICAN HEALTHCHOICE Inc. 2005 Stock Option Plan (the "Plan") and the Incentive Stock Option Agreement (the "Agreement") (capitalized terms used without definition herein have the meanings given such terms in the Agreement or the Plan) between the Company and myself effective ______________________, 20___, I hereby exercise my Option as follows:

     --------------------------------------------------------------------
     Number of shares of Common Stock I wish to
     purchase under the Option
     --------------------------------------------------------------------
     Exercise Price per Share                            $
     --------------------------------------------------------------------
     Total Exercise Price                                $
     --------------------------------------------------------------------
     "Vested Portion" of Option (see definition in
     Section 5 of the Agreement)
     --------------------------------------------------------------------
     Number of shares I have previously purchased
     by exercising the Option
     --------------------------------------------------------------------
     Expiration Date of the Option
     --------------------------------------------------------------------

      I hereby represent, warrant, and covenant to the Company that:

           (a) I am acquiring the Common Stock for my own account, for investment, and not for distribution or resale, and I will make no transfer of such Common Stock except in compliance with applicable federal and state securities laws and in accordance with the provisions of the Plan and the Agreement.

           (b) I can bear the economic risk of the investment in the Common Stock resulting from this exercise of the Option, including a total loss of my investment.

           (c) I am experienced in business and financial matters and am capable of (i) evaluating the merits and risks of an investment in the Common Stock; (ii) making an informed investment decision regarding exercise of the Option; and (iii) protecting my interests in connection therewith.

           (d) Any subsequent offer for sale or distribution of any of the shares of Common Stock shall be made only pursuant to (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, it being understood that to the extent any such exemption is claimed, I shall, prior to any offer for sale or sale of such shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Administering Body, from counsel for or approved by the Administering Body, as to the applicability of such exemption thereto.

      Attached in full payment of the Exercise Price for the Option exercised herein is (a) a check made payable to the Company in the amount of $__________ and/or (b) a stock certificate for ________ shares of Common Stock that have been owned by me or by me and my spouse jointly for at least six months, with a duly completed stock power attached, with a total Fair Market Value on the date hereof to the Total Exercise Price.

                             OPTIONEE:


                               ----------------------------------------------
                               Name:   ______________________________________

                               Address:______________________________________
                                       ______________________________________
                                       ______________________________________



                             RECEIVED BY THE COMPANY:

                             AMERICAN HEALTHCHOICE, INC., a Texas corporation

                               By:     ______________________________________
                               Name:   ______________________________________
                               Title:  ______________________________________

                               Address:    2221 Justin Road, Suite 119-154
                                           Flower Mound, TX  75028



                               Date:  ---------------------------------------